Exhibit 10.8

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

6% JUNIOR SUBORDINATED NOTE

$________________	February 3, 2005

FOR VALUE RECEIVED, the undersigned, Gregg Appliances, Inc., an Indiana corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                      (the “Holder”), the principal amount of                                                   ($                        ), together with interest accrued on the unpaid principal amount of this Note, payable as provided herein. This Note is being issued to the Holder pursuant to the Merger Agreement. Simultaneously with the execution and delivery of this Note by Borrower and pursuant to the Merger Agreement, Borrower is executing and delivering certain other Junior Creditor Agreements in favor of the other Junior Creditors.

Certain capitalized terms used in this Note are defined in Schedule A attached hereto.

ARTICLE I

TERMS OF PAYMENT

SECTION 1.01. Payment of Principal. The full principal amount of this Note and any interest accrued, but unpaid, as of such date shall be payable on February 3, 2015 (the “Maturity Date”).

SECTION 1.02. Interest. (a) Interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to six percent (6%). Interest shall be payable in cash in arrears semiannually on February 1 and August 1 of each year, unless prohibited by Section 2.02 below, and on the date on which the principal amount of this Note is paid in full. The first interest payment shall be made on August 1, 2005.

(b) Notwithstanding the foregoing, the outstanding principal amount of this Note will be increased by the amount of any interest payment not paid on the date due in full in cash pursuant to Section 1.02(a) as a result of the prohibition of such payment pursuant to Section 2.02 below.

SECTION 1.03. Optional Prepayments. Subject to the provisions of Articles II and III below, Borrower may, on any Business Day, prepay the then outstanding principal amount of this Note, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid. Borrower shall give the Holder written notice of the optional prepayment under this Section 1.02 not less than 10 days and not more than 30 days prior to the Business Day fixed for such prepayment. Any prepayments made to the Holder pursuant to this Section 1.03 shall be made on a pro rata basis with the other Junior Creditors, unless the Holder and the other Junior Creditors otherwise consent in writing. All sums received as prepayment shall first be applied in payment of accrued but unpaid interest, if any, and the excess shall be applied to the unpaid principal amount.

SECTION 1.04. Mandatory Prepayment. Subject to the provisions of the Senior Debt Agreements and Articles II and III below, Borrower shall pay this Note in full, together with all accrued and unpaid interest to the date of such prepayment on the principal amount outstanding, in connection with (i) a Change of Control or (ii) a Public Equity Offering, in each case on a Business Day not more than 30 days after the date of occurrence of the Change of Control or consummation of the Public Equity Offering, as applicable, as provided in a written notice from Borrower to the Holder not less than 10 days and not more than 30 days prior to the date fixed for such prepayment; provided that in the case of a mandatory prepayment pursuant to clause (ii) above, the principal amount of this Note that may be prepaid with the proceeds of a Public Equity Offering shall be subject to the restrictions set forth in Section 2.2 below.

SECTION 1.05. Payments and Computations. (a) Borrower shall make each payment hereunder not later than at 11:00 A.M. (New York City time) on the day when due in United States dollars to the Holder in same day funds.

(b) All computations of interest shall be made on the basis of a 360-day year comprised of twelve 30-day months for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

SECTION 1.06. Default Notice. So long as any principal amount of this Note shall remain unpaid, Borrower shall, unless the Holder shall otherwise consent in writing, furnish to the Holder as soon as possible and, in any event, within two days after the occurrence of each Event of Default, as defined below, continuing on the date of such statement, a statement of the chief financial officer of Borrower setting forth the details of such Event of Default and the action that Borrower has taken and proposes to take with respect thereto.

SECTION 1.07. Events of Default. If any of the following events shall occur and be continuing (in each case, an “Event of Default”):

(a) Borrower shall fail to pay any principal of, or, subject to Section 1.02(b) above, interest on, this Note within three (3) Business Days of the date due; or

(b) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Borrower, or of a substantial part of the property or assets of Borrower, under any applicable bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or for a substantial part of the property or assets of Borrower or (iii) the winding-up or liquidation of either Borrower or any of its subsidiaries; and such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(c) Borrower shall (i) voluntarily commence any Insolvency Proceeding, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner or file an answer admitting the material allegations of a petition filed against it, in any Insolvency Proceeding, (iii) admit in writing its inability or fail generally to pay its debts as they become due or (iv) take any corporate action for the purpose of effecting any of the foregoing; or

(d) Prior to the consummation of a Public Equity Offering, Borrower’s board of directors declares a dividend or other distribution in favor of the shareholders of Borrower other than the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Borrower or any subsidiary of Borrower held by any current or former officer, director or employee of Borrower or any of its subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders agreement or similar agreement;

(e) Borrower loans money or otherwise pays any fees to Freeman Spogli & Co. LLC (or any successor entity thereof or other entity controlled by the principals of Freeman Spogli & Co. LLC) other than payment of fees by Borrower for any financial or mergers and acquisitions advisory, financing, underwriting or placement services (whether structured as a fee or an underwriting discount) in connection with financings, acquisitions or divestitures (provided that such fees for any such transaction (a) do not exceed the greater of 2% of the transaction value or 5% of the amount of any new equity invested by Freeman Spogli & Co. LLC in connection with such transaction and (b) shall be approved by a majority of the disinterested members of the Board of Directors of the Company);

then, and in any such event, the Holder may, by notice to Borrower, declare this Note, all interest thereon and all other amounts payable under this Note, subject to the terms and conditions of Article II below, to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. In addition, if an Event of Default has occurred and is continuing, from and after the date such Event of Default occurred the entire outstanding principal amount of this Note, and to the extent permitted by applicable law, any unpaid interest from time to time due thereon will bear interest, payable on demand, at the rate of eight percent (8%) per annum. Interest payable pursuant to this section 1.07 that is in excess of, or at a time other than, regularly scheduled interest payments shall not be paid in cash or otherwise and the outstanding principal amount of this Note shall be increased by such amount.

ARTICLE II

SUBORDINATION OF NOTE

SECTION 2.01. Subordination. Except as specifically set forth in Section 2.02 below, the Holder hereby subordinates its right to payment and satisfaction of this Note and the payment thereof, directly or indirectly, by any means whatsoever, is deferred, to the Payment in Full of all of the Senior Debt, to the extent and manner provided herein. The Holder agrees that, notwithstanding any rights or remedies available to it under this Note, applicable law or otherwise, until the Payment in Full of the Senior Debt, the Holder shall not, directly or indirectly, (a) seek to collect from Borrower under this Note or commence any legal proceeding for such purpose or exercise any of its rights or remedies upon a default or event of default by Borrower under the this Note or (b) commence any Insolvency Proceedings against Borrower or its properties or (c) take any other action against Borrower or its properties.

SECTION 2.02. Permitted Payments. Notwithstanding anything to the contrary contained in Section 2.01 hereof, unless a Default or an Event of Default as defined in and under any of the Senior Debt Agreements has occurred and is continuing, (a) Borrower may make and the Holder may receive and retain only regularly scheduled payments of interest, on an unaccelerated basis, in respect of this Note in accordance with its terms as in effect on the date hereof and payment of principal on the Maturity Date, and (b) Borrower may make a prepayment in respect of the outstanding principal amount of this Note upon the occurrence of a Change of Control or Public Equity Offering, as provided in Section 1.04; provided, that, on the date of any such payment and after giving effect thereto, each of the following conditions is satisfied (prior to the Payment in Full of the Senior Debt arising under the Senior Loan Documents, in the determination of Senior Loan Agent): (i) the principal amount of this Note that may be prepaid with the proceeds of a Public Equity Offering shall be subject to reduction by such amount as the lead underwriter of such Public Equity Offering shall determine to be appropriate in order to ensure the successful execution and consummation of such Public Equity Offering, (ii) prior to the Payment in Full of the Senior Debt arising under the Senior Loan Documents, Excess Availability (as defined in the Senior Loan Agreement) of Borrower shall not be less than $15,000,000, and (iii) no Default or Event of Default as defined in and under any of the Senior Debt Agreements shall exist or have occurred and be continuing.

SECTION 2.03. Distributions.

(a) In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to the creditors of Borrower or readjustment of the obligations and indebtedness of Borrower in any Insolvency Proceeding or upon the sale of all or substantially all of Borrower’s assets, then, and in any such event, (i) Senior Creditors shall first receive Payment in Full of all of the Senior Debt prior to the payment of all or any part of this Note, and (ii) Senior Creditors shall be entitled to receive any payment or distribution of any kind or character, whether in cash, securities or other property, which is payable or deliverable in respect of any or all of this Note, ratably in accordance with the amount of the Senior Debt owed to each Senior Creditor, after giving effect to all the payments Senior Loan Agent and Senior

Loan Lenders are entitled to receive as a secured creditor of Borrower, and in accordance with applicable law.

(b) The Holder hereby authorizes and empowers Senior Loan Agent in any Insolvency Proceeding to file a proof of claim on behalf of the Holder with respect to this Note (i) if the Holder fails to file such proof of claim prior to thirty (30) days before the expiration of the time period during which such claims must be submitted, or (ii) if Senior Loan Agent, in good faith, determines that any statements or assertions in a proof of claim filed by the Holder are not consistent with the terms and conditions hereof; provided, that any failure of Senior Loan Agent to file such proof of claim shall not be deemed to be a waiver by Senior Creditors of any of the rights and benefits granted herein by the Holder. The Holder shall provide Senior Loan Agent with a copy of any proof of claim filed by the Holder in any Insolvency Proceeding.

(c) The Holder hereby irrevocably grants Senior Loan Agent the authority and power in any Insolvency Proceeding, unless and until the Payment in Full of all of the Senior Debt is made: (i) to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of this Note; and (ii) to take such other action as may be necessary or advisable to effectuate the foregoing, which distributions and payments shall be shared by the Senior Creditors in accordance with Section 2.03(a) hereof. The Holder shall provide to the Senior Loan Agent, the Senior Note Trustee and the other representatives of the Senior Creditors, if any, all information and documents necessary to present claims or seek enforcement as described in the immediately preceding sentence. To the extent necessary for Senior Creditors to realize the benefits of the subordination of this Note provided for herein (including the right to receive any payment and distributions which might otherwise be payable or deliverable in respect of this Note in any Insolvency Proceeding or otherwise), the Holder shall execute and deliver to the Senior Loan Agent and the Senior Note Trustee, as the case may be, such instruments or documents (together with such assignments or endorsements as the Senior Loan Agent or the Senior Note Trustee, as the case may be, shall deem necessary), as may be requested by the Senior Loan Agent or the Senior Note Trustee, as the case may be.

(d) The Holder hereby agrees that, while it shall retain the right to vote its claims and, except as otherwise provided in this Note, otherwise act in any Insolvency Proceeding relative to Borrower (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Holder shall not: (i) take any action or vote in any way so as to directly or indirectly challenge or contest (A) the validity or the enforceability of any of the Senior Debt Agreements or the liens and security interests granted to Senior Loan Agent with respect to the Senior Debt under the Senior Loan Documents and any other secured Senior Debt, (B) the rights and duties of the Senior Creditors established in any of the Senior Debt Agreements, or (C) the validity or enforceability of this Note; (ii) seek, or acquiesce in any request, to dismiss any Insolvency Proceeding or to convert an Insolvency Proceeding under Chapter 11 of the Bankruptcy Code to a case under Chapter 7 of the Bankruptcy Code; (iii) seek, or acquiesce in any request for, the appointment of a trustee or examiner with expanded powers for Borrower; (iv) propose, vote in favor of or otherwise approve a plan of reorganization, arrangement or liquidation, or file any motion or pleading in support of any plan of reorganization, arrangement or liquidation, unless it provides that for the Payment in Full of the Senior Debt or unless Senior Creditors have approved of the treatment of their claims with respect to the Senior Debt under such plan; (v) object to the treatment under a plan of reorganization or arrangement of the claims with respect to the Senior Debt; (vi) seek relief from the automatic stay of Section 362 of the Bankruptcy Code or any other stay in any Insolvency Proceeding in respect of any portion of the Collateral (as defined in the Senior Loan Agreement); or (vii) directly or indirectly oppose any relief requested or supported by Senior Creditors, including any sale or other disposition of property free and clear of the liens and security interests of the Holder under Section 363(f) of the Bankruptcy Code or any other similar provision of applicable law.

(e) Senior Creditors shall not in any event be liable for: (i) any failure to prove this Note; (ii) any failure to exercise any rights with respect thereto; (iii) any failure to collect any sums payable thereon; or (iv) any impairment or nonpayment of this Note that results, directly or indirectly, from the exercise by Senior Creditors of any of their rights or remedies under this Note, any of the Senior Debt Agreements or under applicable law.

(f) (i) Upon the Payment in Full of the Senior Debt arising under the Senior Loan Documents and prior to Payment in Full of the Senior Debt arising under the Senior Note Documents, (A) the authorization of the Senior Loan Agent to take all actions permitted under Sections 2.03(a), (b) and (c) and 2.04 hereof shall terminate, (B) each Senior Creditor hereby authorizes and empowers Senior Note Trustee to take all actions permitted under Sections 2.03(a), (b) and (c) and 2.04 hereof and (C) the Holder shall make all payments otherwise required to be made to Senior Loan Agent pursuant to Section 2.04 hereof to the Senior Note Trustee and (ii) upon the Payment in Full of the Senior Debt arising under the Senior Note Agreements, the authorization of the Senior Note Trustee to take all actions permitted under Sections 2.03(a), (b) and (c) and 2.04 hereof shall terminate.

SECTION 2.04. Payments Received by the Holder. Except for payments received by the Holder as permitted in Section 2.02 hereof, and subject to Section 2.03(a) hereof, should any payment or distribution or security or instrument or proceeds thereof be received by the Holder in respect of the this Note, the Holder shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditors, segregated from other funds and property of the Holder and shall (a) at all times prior to the Payment in Full of the Senior Debt arising under the Senior Loan Documents, forthwith deliver the same to Senior Loan Agent (together with any endorsement or assignment of the Holder where necessary), for application to any of the Senior Debt arising under the Senior Loan Documents and (b) at all times after the Payment in Full of the Senior Debt arising under the Senior Loan Documents, forthwith deliver the same to Senior Note Trustee (together with any endorsement or assignment of the Holder where necessary), for application to any of the Senior Debt arising under the Senior Note Agreements. In the event of the failure of the Holder to make any such endorsement or assignment to Senior Loan Agent or Senior Note Trustee, as applicable, Senior Loan Agent or Senior Note Trustee, as applicable, or any of their respective officers or employees, are hereby irrevocably authorized on behalf of the Holder to make the same.

SECTION 2.05. Term of Subordination. The provisions of this Article II shall remain in full force and effect until the Payment in Full of all of the Senior Debt.

ARTICLE III

COVENANTS

SECTION 3.01. Additional Covenants. The Holder and Borrower agree in favor of Senior Creditors that:

(a) except as specifically set forth in Section 2.02 hereof, Borrower shall not, directly or indirectly, make and the Holder shall not, directly or indirectly, accept or receive any payment of principal or interest or any prepayment or non-mandatory payment or any payment pursuant to acceleration or claims of breach;

(b) Borrower shall not grant to the Holder, and the Holder shall not acquire, any security interest, lien, claim or encumbrance on any assets or properties of Borrower or any guarantees for any of this Note;

(c) The Holder and Borrower shall execute and deliver to Senior Loan Agent and Senior Note Trustee such additional agreements, documents and instruments and take such further actions as may be necessary or desirable in the opinion of Senior Loan Agent or Senior Note Trustee to effectuate the provisions and purposes of Article II of this Note; and

(d) The Holder and Borrower shall, at any time or times upon the request of Senior Loan Agent or Senior Note Trustee, promptly furnish to Senior Loan Agent or Senior Note Trustee, as applicable, a true, correct and complete statement of the aggregate principal amount outstanding of this Note.

SECTION 3.02. Additional Representations and Warranties. The Holder and Borrower represent and warrant to Senior Creditors that:

(a) the Holder has no security interest, lien, claim or encumbrance on any assets and properties of Borrower and this Note is unsecured;

(b) as of the date hereof, no Event of Default, or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred under this Note;

(c) the Holder is the exclusive legal and beneficial owner of this Note;

(d) this Note is not subject to any lien, security interest, financing statements, subordination, assignment or other claim, except in favor of Senior Creditors; and

(e) this Note constitutes the legal, valid and binding obligation of the Holder, enforceable in accordance with its terms.

SECTION 3.03. Waivers. Notice of acceptance hereof, the making of loans, advances and extensions of credit or other financial accommodations to, and the incurring of any expenses by or in respect of, Borrower by Senior Creditors, and presentment, demand, protest, notice of protest, notice of nonpayment or default and all other notices to which the Holder and

Borrower are or may be entitled are hereby waived (except as expressly provided for herein or as to Borrower, in any of the Senior Debt Agreements). The Holder also waives notice of, and hereby consents to, (a) any amendment, modification, supplement, renewal or restatement of any of the Senior Debt Agreements or extensions of time of payment of or increase or decrease in the amount of any of the Senior Debt or any collateral at any time granted to or held by Senior Loan Agent, (b) the taking, exchange, surrender and releasing of collateral at any time granted to or held by Senior Loan Agent or guarantees now or at any time held by or available to Senior Creditors in respect of the Senior Debt or any other person at any time liable for or in respect of the Senior Debt, (c) the exercise of, or refraining from the exercise of any rights against Borrower or any other obligor or any collateral at any time granted to or held by Senior Loan Agent, (d) the settlement, compromise or release of, or the waiver of any default with respect to, any of the Senior Debt, and/or (e) Senior Creditors’ election, in any proceeding instituted under the Bankruptcy Code of the application of Section 1111(b)(2) of the Bankruptcy Code. Any of the foregoing shall not, in any manner, affect the terms hereof or impair the obligations of the Holder hereunder. The Holder acknowledges and agrees that all of the Senior Debt shall be deemed to have been made or incurred, and Senior Creditors have entered into the Senior Loan Documents and the Senior Note Agreements, respectively, in reliance upon the provisions of this Note, including without limitation Articles II and III hereof, and Senior Creditors are and shall be deemed to be third party beneficiaries of this Note.

SECTION 3.04. Subrogation; Marshalling. The Holder shall not be subrogated to, or be entitled to any assignment of any Senior Debt or of any collateral for or guarantees or evidence of any thereof until all of the Payment in Full of all of the Senior Debt. The Holder hereby waives any and all rights to have any collateral or any part thereof granted to or held by Senior Loan Agent marshaled upon any foreclosure or other disposition of such collateral by Senior Loan Agent or Borrower with the consent of Senior Loan Agent.

SECTION 3.05. No Offset. In the event the Holder at any time incurs any obligation to pay money to Borrower, the Holder hereby irrevocably agrees that it shall pay such obligation in cash or cash equivalents in accordance with the terms of the contract governing such obligation and shall not deduct from or setoff against any amounts owed by the Holder to Borrower in connection with any such transaction any amounts the Holder claims are due to it with respect to this Note. In the event that either (a) Borrower has an indemnification claim against the Holder pursuant to Article X of the Merger Agreement or (b) Borrower has a claim against the Holder relating to an actual or claimed breach or other violation by the Holder of any contract to which Borrower and the Holder are parties (including, without limitation, the Merger Agreement), Borrower hereby irrevocably agrees that it shall proceed against the Holder in accordance with Article X of the Merger Agreement or the terms of the contract governing such breach or violation, as the case may be, and shall not deduct from or setoff against any amounts owed by Borrower to the Holder in connection with any amounts due with respect to this Note.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Amendments, Etc. (a) No amendment, modification or waiver of any provision of this Note, and no consent to any departure by Borrower herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, the Senior Loan Agent (at all times prior to the Payment in Full of the Senior Debt arising under the Senior Loan Documents) and the Senior Note Trustee (at all times prior to the Payment in Full of the Senior Debt arising under the Senior Note Documents), and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) Subject to the rights of any Senior Creditors set forth herein, which shall not be affected by this Section 4.01(b), (i) this Note may be modified or amended only by an agreement in writing signed by Borrower and the Stockholders Representative (as defined in the Merger Agreement) acting on behalf of the Holder; (ii) any waiver of any term, covenant or provision of this Note shall be effective only if given in writing by the Stockholders Representative acting on behalf of the Holder; and (iii) no action on or with respect to this Note (including those contemplated in Section 2.03(d) hereof) may be taken except by the Stockholders Representative acting on behalf of the Holder.

SECTION 4.02. Expenses. Borrower hereby agrees upon demand to pay to the Holder the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel, which the Holder may incur in connection with the exercise or enforcement of any of the rights of the Holder hereunder.

SECTION 4.03. Waivers; Remedies. No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.04. Assignment.

(a) This Note shall not be negotiable, assignable or transferable; provided that upon the death of the Holder, this Note may be transferred to the Holder’s successors, assigns, heirs, executors or administrators. Any assignment or transfer in contradiction of this Section shall be null and void.

(b) This Note shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the Holder and Senior Creditors and their respective successors, participants and assigns.

(c) In connection with any participation or other transfer or assignment of the Senior Debt arising pursuant to the Senior Loan Documents, Senior Loan Agent and Senior Loan Lenders (i) may disclose to such assignee, participant or other transferee or assignee all documents and information which Senior Loan Agent or any Senior Loan Lenders now or hereafter may have relating to the Senior Debt or any Collateral (as defined in the Senior Loan Documents) and (ii) may disclose to such participant or other transferee or assignee the existence and terms and conditions of this Note.

(d) In connection with any assignment or transfer of any or all of the Senior Debt, or any or all rights of Senior Creditors in the property of Borrower (other than pursuant to a participation), the Holder agrees to execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any such assignee or transferee and, in addition, will execute and deliver an agreement containing terms substantially identical to those contained herein in favor of any third person who succeeds to or replaces or refinances any or all of Senior Creditors’ financing of Borrower, whether such successor financing or replacement or refinancing occurs by transfer, assignment, refinancing, “takeout” or any other means.

SECTION 4.05. Insolvency. The terms of this Note shall be applicable both before and after the filing of any petition by or against Borrower under the Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to Borrower shall be deemed to apply to a trustee for Borrower and Borrower as debtor-in-possession. The relative rights of Senior Creditors and the Holder to repayment of the Senior Debt and the Indebtedness arising pursuant to this Note, respectively, and in or to any distributions from or in respect of Borrower or any proceeds of Borrower’s property and assets, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, Borrower as debtor-in-possession.

SECTION 4.06. Bankruptcy Financing. If Borrower shall become subject to a proceeding under the Bankruptcy Code and if Senior Loan Agent and Senior Loan Lenders desire to permit the use of cash collateral or to provide financing to Borrower under either Section 363 or Section 364 of the Bankruptcy Code, the Holder agrees as follows: (a) adequate notice to the Holder shall have been provided for such financing or use of cash collateral if the Holder receives notice two (2) business days prior to the entry of the order approving such financing or use of cash collateral and (b) no objection will be raised by such the Holder to any such use of cash collateral or financing.

SECTION 4.07. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed to have been duly given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands are to be given or made to the respective parties at their addresses set forth below (or to such other addresses as any party may designate by notice in accordance with the provisions of this Section:

(a)	to Senior Creditors:

Congress Financial Corporation (Central), as Agent

150 South Wacker Drive

Chicago, Illinois 60606

Attention: Portfolio Manager — Gregg Appliances

and

Wells Fargo Bank, N.A.

213 Court Street

Suite 703

Middletown, CT 06457

Attention: Corporate Trust Services

(b)	to Holder:

[Namee]

[Address]

[Address]

(c)	to Borrower:

Gregg Appliances, Inc.

4151 East 96th Street

Indianapolis, Indiana 46240

Attention: Chief Executive Officer

With notice to Freeman Spogli & Co. LLC:

Freeman Spogli & Co. LLC

299 Park Avenue

20th Floor

New York, NY 10171

SECTION 4.08. Severability. In case any provision or obligation under this Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 4.09. Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the non-exclusive jurisdiction of the Supreme Court of the State of New York for New York County, New York and the United States District Court for the Southern District of New York and waives trial by jury in any action or proceeding with respect to this Note.

SECTION 4.10. Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT EXCLUDING (to the greatest extent permitted by law) ANY PRINCIPLES OF CONFLICTS OF LAW OR OTHER RULE OF LAW THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY JURISDICTION OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

SECTION 4.11. No Third Parties Benefited. Except as expressly provided in Section 4.04 hereof, this Note is solely for the benefit of Borrower, the Holder and the Senior Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Note.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be duly executed as of the date first above written.

GREGG APPLIANCES, INC.

By:
Name:
Title:

[NAME OF HOLDER]

By:
Name:

Schedule A

Definitions

“Bankruptcy Code” means the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Borrower” means Gregg Appliances, Inc., an Indiana corporation, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City.

“Capital Stock” means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) or membership interests; and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Borrower and its subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than Permitted Holders; (2) the adoption of a plan relating to the liquidation or dissolution of Borrower; (3) (a) prior to the occurrence of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes the ultimate beneficial owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of Borrower; and (b) after the occurrence of a Public Market, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than a Permitted Holder becomes the ultimate Beneficial Owner, directly or indirectly, of 35% or more of the voting power of the Voting Stock of Borrower, and the Permitted Holders beneficially own a lesser percentage of such voting power of the Voting Stock than such Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of Borrower’s board of directors; (4) the first day on which a majority of the members of the board of directors of Borrower are not Continuing Directors; or (5) Borrower consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into Borrower, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Borrower or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (a) the Voting Stock of Borrower outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (b) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than a Permitted Holder, becomes, directly or indirectly, the beneficial owner (as defined above) of 35% or more of the voting power of all classes of Voting Stock of the surviving or transferee Person (unless the Permitted Holders beneficially own an equal or greater percentage of such voting power of the Voting Stock than such Person and have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of Borrower’s board of directors).

“Continuing Director” means, as of any date of determination, any member of the board of directors of Borrower who: (1) was a member of such board of directors on the date of the Note Indenture; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Guarantor” means HHG Distributing, LLC, an Indiana limited liability company, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign.

“Indebtedness” means, without duplication, with respect to any Person, any liability, whether or not contingent, in each case as determined in accordance with generally accepted accounting principles set forth in the opinions and pronouncements of the Public Company Accounting Oversight Board, which are in effect on the date hereof (“GAAP”) (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (2) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor created, incurred, assumed or guaranteed in the ordinary course of business in connection with obtaining goods, materials or services); (3) all obligations as lessee under leases which have been, or should be, in accordance with GAAP capitalized on a balance sheet (“capital leases”); (4) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (5) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; (6) all Indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any assets of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; provided, that, for the purposes hereof, to the extent such Indebtedness referred to in this clause (6) is non-recourse to such Person, the amount of such Indebtedness shall not be deemed to exceed the lesser of (i) the principal amount of such Indebtedness or (ii) the value of the asset(s) securing such Indebtedness; and (7) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values.

“Insolvency Proceeding” means, as to any Person, any of the following: (a) any case or proceeding with respect to such Person under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, reorganization or other law affecting creditors’ rights generally or any other or similar proceedings seeking any stay, reorganization, arrangement, composition or readjustment of the obligations and indebtedness of such Person or (b) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to such Person or any or all of its assets or properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of such Person or (d) any assignment for the benefit of creditors or any marshaling of assets of such Person.

“Inventory Financing Facilities” means any and all financial arrangements entered into from time to time by Borrower to finance the purchase of inventory sold in the ordinary course of business, including that certain Agreement for Wholesale Financing dated September 8, 2000 by and between Borrower and GE Commercial Distribution Finance Corporation, as amended from time to time.

“Investor” means Gregg Investment Corporation, LLC, a Delaware limited liability company, and its successors and assigns.

“Junior Creditor Agreements” means, collectively, the 6% Junior Subordinated Notes, each dated of even date herewith, by Borrower in favor of each Junior Creditor, and all agreements, documents and instruments at any time executed and/or delivered by Borrower or any other person to, with or in favor of Junior Creditors in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

“Junior Creditors” means, collectively, the Holder, Gregg William Throgmartin, Kelli Throgmartin Ball, Sandra M. Throgmartin, Janice K. Malone, Monica L. Adams, William G. Throgmartin and Dennis L. May and their respective successors and assigns; each sometimes individually referred to herein as a “Junior Creditor.”

“Merger Agreement” means that certain Agreement and Plan of Merger, dated October 19, 2004, by and among Investor, GIC Corporation, Borrower and the sellers named therein, as amended, as the same now exists or may hereafter be amended, modified or supplemented.

“Note Indenture” means that certain Indenture, dated as of February 3, 2005, by and among Borrower, Guarantor and Senior Note Trustee, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Payment in Full” means, as to any Senior Debt, the final payment and satisfaction in full in immediately available funds of all of such Senior Debt arising under the applicable Senior Debt Agreements and the termination of the commitments of such applicable Senior Creditors thereunder (but not including for this purpose the refinancing or replacement of Senior Creditors). If after receipt of any payment of, or proceeds of collateral applied to the payment of, any Senior Debt, any Senior Creditor is required to surrender or return such payment or proceeds to any person for any reason, then the Senior Debt intended to be satisfied by such payment or proceeds shall be reinstated and continue as if such payment or proceeds had not been received by such holder.

“Permitted Holder” means (i) each of Jerry Throgmartin, Gregg Throgmartin and Dennis L. May for so long as such person is a shareholder in, and a member of the senior management of, the Company and (ii)(a) Freeman Spogli & Co. LLC (and any successor entity thereof or other entity controlled by the principals of Freeman Spogli & Co. LLC (other than any of its portfolio companies)) and (b) FS Equity Partners V, L.P., FS Affiliates V, L.P. and any other investment partnerships or limited liability companies formed by the Persons described in clause (ii)(a) for so long as any such investment partnership or limited liability company is controlled by the Persons described in clause (ii)(a); provided, however, that, solely for purposes of determining whether or not a Change of Control under clause 3(b) of the definition thereof has occurred, the aggregate Voting Stock of the Company Beneficially Owned, directly or indirectly, by any of the limited partners or members, as applicable, of FS Equity Partners V, L.P., of FS Affiliates V, L.P. or of any other investment partnerships or limited liability companies formed by the Persons described in clause (ii)(a) that shall have invested as a co-investor or on a side-by-side basis with such investment funds in the Investor in connection with the recapitalization transaction contemplated by the Merger Agreement may be treated as Voting Stock of the Persons described in clause (ii)(a) or (b) unless, on the relevant date of determination, such limited partners Beneficially Own, directly or indirectly, an equal or greater aggregate percentage of voting power of the Voting Stock of Borrower than the aggregate percentage Beneficially Owned, directly or indirectly, by the Persons described in clause (ii)(a) or (b) without giving effect to this proviso.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Public Equity Offering” means an offer and sale of common stock of Borrower pursuant to a registration statement that has been declared effective by the Securities and Exchange Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Borrower).

A “Public Market” shall be deemed to exist if (i) a Public Equity Offering has been consummated and (ii) at least 15% of the total issued and outstanding common stock of Borrower has been distributed by means of an effective registration statement under the Securities Act or sales pursuant to Rule 144 under the Securities Act.

“Securities Act” means the Securities Act of 1933, or any comparable statement under any similar federal statute then in force.

“Senior Creditors” means, (i) in respect of the Senior Debt incurred pursuant to the Senior Loan Documents, the Senior Loan Agent and Senior Loan Lenders, (ii) in respect of the Senior Debt incurred pursuant to the Senior Note Agreements, the holders from time to time of such Senior Notes and the Senior Note Trustee, (iii) in respect of the Senior Debt incurred pursuant to the Inventory Financing Facilities the creditors from time to time thereunder and (iv) any other holders from time to time of any Senior Debt; each sometimes referred to individually as a “Senior Creditor.”

“Senior Debt” means all Indebtedness and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower and Guarantor to Senior Creditors and/or their respective affiliates, or participants, including principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of any of the Senior Debt Agreements or after the commencement of any case with respect to Borrower or Guarantor under the Bankruptcy Code or any similar statute or any other Insolvency Proceeding (and including, without limitation, any principal, interest, fees, costs, expenses and other amounts, whether or not such amounts are allowable either in whole or in part, in any such case or similar proceeding), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and whether arising directly or howsoever acquired by Senior Creditors, arising under (a) the Senior Loan Documents and the Senior Note Agreements, or (b) any other Indebtedness of Borrower unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Junior Creditor Agreements, in the case of each of (a) and (b), excluding (1) any liability for federal, state, local or other taxes owed or owing by Borrower or any guarantor of any Indebtedness of Borrower; (2) any Indebtedness of Borrower or any guarantor of any Indebtedness of Borrower to any of its subsidiaries or other affiliates or, in the case of Indebtedness of any guarantor of any Indebtedness of Borrower, to Borrower; (3) any trade payables; (4) any Indebtedness of Borrower or any guarantor of any Indebtedness of Borrower that, when incurred, was without recourse to the Borrower; or (5) any Indebtedness owed to any employee of the Borrower or any of its subsidiaries.

“Senior Debt Agreements” means, collectively, (i) the Senior Loan Documents, (ii) the Senior Note Agreements, (iii) solely to the extent of any obligations thereunder as may with the passage of time become Senior Debt pursuant to the terms thereof, any Inventory Financing Facilities and (iv) all other agreements, documents and instruments at any time executed and/or delivered by Borrower under which any other Senior Debt is issued, as each such agreement, document or instrument now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt evidenced by the Senior Debt Agreements).

“Senior Loan Agent” means Congress Financial Corporation (Central), an Illinois corporation, in its capacity as agent on behalf of Senior Loan Lenders pursuant to the Senior Loan Agreement, and its successors and assigns, and any successor or replacement Senior Loan Agent for and on behalf of Senior Loan Lenders under the Senior Loan Agreement.

“Senior Loan Agreement” means that certain Loan and Security Agreement, dated as of February 3, 2005, by and among the Borrower, Guarantor, the Senior Loan Agent, Wachovia Capital Markets, LLC, as Arranger, and Senior Loan Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced or replaced.

“Senior Loan Documents” means, collectively, the Senior Loan Agreement and all agreements, documents and instruments at any time executed and/or delivered by Borrower or Guarantor or any other person to, with or in favor of Senior Loan Agent or any Senior Loan Lenders in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt arising under the Senior Loan Documents).

“Senior Loan Lenders” means Congress Financial Corporation (Central), an Illinois corporation, in its individual capacity, and any other party to the Senior Loan Agreement as a lender, and their respective successors and assigns and any lender or group of lenders that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt incurred pursuant to the Senior Loan Documents or is otherwise party, as a lender, to the Senior Loan Documents.

“Senior Note Agreements” means, collectively, the Note Indenture, the Senior Notes and all agreements, documents and instruments at any time executed and/or delivered by Borrower or Guarantor or any other person to, with or in favor of Senior Note Trustee or any holder of the Senior Notes in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other Person that at any time refinances, replaces or succeeds to all or any portion of the Senior Debt arising under the Senior Note Agreements).

“Senior Notes” means the 9% Senior Notes due 2013 of Borrower issued under the Note Indenture.

“Senior Note Trustee” means Wells Fargo Bank, N.A., as trustee under the Note Indenture, and any successor, replacement or additional trustee and their respective successors and assigns; provided that if, and for so long as, any such indebtedness lacks such representative, then the Senior Note Trustee of the holders of the Senior Notes shall at all times constitute the holders of a majority in outstanding principal amount of such indebtedness in respect of the Senior Notes.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.